Nobilis Health Corp. Announces the Appointment of David Young as Chief Financial Officer
February 07, 2017
HOUSTON, Feb. 7, 2017 /PRNewswire/ -- Nobilis Health Corp. (NYSE MKT: HLTH) ("Nobilis" or the "Company") today announced the appointment of Mr. David Young as its Chief Financial Officer. Mr. Young brings to Nobilis extensive Fortune 500 company executive experience in corporate finance, financial planning, and cost management in healthcare.
"We are excited to welcome David to the leadership team at Nobilis. He will unquestionably make an immediate impact on our financial operations as we continue to grow nationally. We have expanded our markets and facilities over the last three years which has created the need for us to bring deeper experience to the finance team. David brings the track record of a successful chief financial officer in managing national level portfolios along with his experience as a seasoned operations executive. His skills and integrity are important attributes that he brings to the executive team as Nobilis continues its aggressive growth," said Harry Fleming, Chief Executive Officer of Nobilis. "David's primary focus will be to manage Nobilis' bottom line to keep up with our rapid growth. Nobilis will continue to bring in experienced executives to manage its rapidly growing national presence," continued Fleming.
Most recently, Mr. Young served as Senior Vice President/Division CFO of St. Jude Medical Inc.'s Americas Division, where he implemented innovative cost structures that generated substantial cost savings and improved overall profitability during his tenure. Prior to St. Jude, Mr. Young served as Vice President of Finance at Thermo Fisher Scientific, an $18 billion life sciences research company, which has over 55,000 employees globally. Prior to his role at Thermo Fisher Scientific, Mr. Young was Vice President of Finance at Cardinal Health.
Mr. Young will succeed Kenny Klein, who will remain at Nobilis in a finance leadership role focusing on the company's Hospital Division. "Nobilis has a history of strong revenue performance. As we build on that history and continue our aggressive acquisition strategy we need to strengthen our integration process and ensure a culture of focus and discipline when managing our cost structure, beginning with the Hospital Division. With 24 locations in seven states, including 4 hospitals, 10 ASCs and 10 clinics, efficient operations will become critical to the company's continued success," stated Mr. Young.
Mr. Young began his career at KPMG, as an auditor for a variety of industries, including healthcare. Mr. Young is a licensed CPA and holds an M.B.A. from the University of Texas, McCombs School of Business.
About Nobilis Health Corp.
Nobilis (www.NobilisHealth.com) is a full-service healthcare development and management company, with 24 locations in seven states, including 4 hospitals, 10 ASCs and 10 clinics. In addition, Nobilis partners with an additional 38 facilities across the country. Marketing eight independent brands, Nobilis deploys a unique patient acquisition strategy driven by proprietary direct-to-consumer marketing technology, focusing on a specified set of procedures that are performed at our centers by local physicians.
Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Canadian and United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to our ability to successfully maintain effective internal controls over financial reporting; our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance; the risk that payments from third-party payers, including government healthcare programs, may decrease or not increase as costs increase; adverse developments affecting the medical practices of our physician limited partners; our ability to maintain favorable relations with our physician limited partners; our ability to grow revenues by increasing case and procedure volume while maintaining profitability at the Nobilis facilities; failure to timely or accurately bill for services; our ability to compete for physician partners, patients and strategic relationships; the risk of changes in patient volume and patient mix; the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; the risk that contracts are cancelled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us; and the risk of potential decreases in our reimbursement rates. The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.
We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to a mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 15, 2016, as updated by other filings with the Securities and Exchange Commission.
Contact:
Tuan Tran
Director of Investor Relations
TTran@nobilishealth.com
713-355-8614
SOURCE Nobilis Health Corp.
Related Links

http://www.nobilishealth.com